Exhibit 99.1

Support.com Reports Fourth Quarter and 2016 Financial Results

•	Previously announced cost reduction plan complete; renewed focus on fiscal discipline

•	Acquired third Support.com Cloud enterprise customer

•	Exited 2016 with Support.com Cloud Annual Recurring Revenue (ARR) of $1.2 million and 4,635 total seats

Redwood City, Calif. – February 16, 2017 – Support.com, Inc. (NASDAQ: SPRT), makers of Support.com® Cloud software for Support Interaction Optimization, and a leading provider of tech support and turnkey support center services, today reported unaudited financial results for its fourth quarter and year ended December 31, 2016.

“In Q4 2016, we continued to execute at a high level and made strides in Services, Support.com Cloud and End-User Software, all while taking actions to mitigate our future cash burn,” said Rick Bloom, Interim President and Chief Executive Officer. “We will continue to be fiscally responsible and methodically evaluate cost reduction measures while not hampering our ability to execute. The short and long term opportunities in front of us combined with our refreshed view of expense management give us confidence in achieving our ultimate goal of delivering shareholder value.”

Q4 2016 Financial Summary

For the fourth quarter of 2016, total revenue was $14.6 million, compared to $15.7 million in the fourth quarter of 2015 and $15.5 million in the third quarter of 2016.

All share and per-share data has been adjusted for the 1-for-3 stock split announced on January 13, 2017 and effected on January 20, 2017.

On a GAAP basis, loss from continuing operations for the fourth quarter of 2016 was $(3.5) million, or $(0.19) per share, compared to $(5.1) million, or $(0.28) per share, in the fourth quarter of 2015 and $(2.1) million, or $(0.12) per share, in the third quarter of 2016.

On a non-GAAP basis, loss from continuing operations for the fourth quarter of 2016 was $(2.3) million, or $(0.13) per share, compared to a loss of $(4.2) million, or $(0.23) per share, in the fourth quarter of 2015 and a loss of $(1.2) million, or $(0.07) per share, in the third quarter of 2016.

Non-GAAP income (loss) from continuing operations excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges and tax expense (benefit) associated with acquired goodwill. Collectively, these items impacted income (loss) from continuing operations by $1.2 million in the fourth quarter of 2016, $1.0 million in the fourth quarter of 2015 and $0.9 million in the third quarter of 2016. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

At December 31, 2016, cash, cash equivalents and investments were $53.4 million compared to $54.5 million at September 30, 2016.

2016 Financial Summary

Total revenue for 2016 was $61.7 million, compared to $77.3 million in 2015.

On a GAAP basis, loss from continuing operations for 2016 was $16.2 million, or ($0.88) per share, compared to a loss of $27.1 million, or $(1.49) per share, in 2015.

On a non-GAAP basis, loss from continuing operations for 2016 was $12.1 million, or $(0.66) per share, compared to a loss of $10.1 million, or ($0.55) per share in 2015.

Non-GAAP income (loss) from continuing operations excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges and tax expense (benefit) associated with acquired goodwill. Collectively, these items impacted results from continuing operations by $4.2 million in 2016 and $17.0 million in 2015. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

On October 11, 2016 the Wage and Hour Division of the U.S. Department of Labor notified the Company that it would be conducting an audit of the Company. The audit commenced on October 20, 2016 and is ongoing.

Support.com will not host a conference call discussing the Company’s fourth quarter and full year 2016 results. For more information, please visit the Investor Relations section of the Support.com website at http://www.support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues.

For more information, please visit http://www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2017 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, government investigations or audits, including the U.S. Department of Labor audit that is currently ongoing, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, the recent change in the composition of our Board and the recent resignation of our former President and Chief Executive Officer and appointment of a new interim President and Chief Executive Officer may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges and tax expense (benefit) associated with acquired goodwill from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through D below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $211,000 in the fourth quarter of 2016, compared to $686,000 in the fourth quarter of 2015 and $661,000 in the third quarter of 2016.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was $227,000 in the fourth quarter of 2016, compared to $267,000 the fourth quarter of 2015 and $267,000 in the third quarter of 2016.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Restructuring charge was $723,000 in the fourth quarter of 2016, zero in the fourth quarter of 2015, and zero in the third quarter of 2016.  There was no impairment charge in the fourth quarter of 2016, the fourth quarter of 2015, or the third quarter of 2016.

D. Tax expense (benefit) associated with acquired goodwill. The Company does not amortize goodwill in its consolidated financial statements. Goodwill created through Asset Purchase Agreement transactions is amortizable for tax purposes and a deferred tax liability is recorded as the tax deduction is realized. The Company excludes the tax expense (benefit) associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense (benefit) enables more consistent evaluation of the Company’s operating performance. Tax expense (benefit) associated with acquired goodwill was zero in the fourth quarter of 2016, the fourth quarter of 2015 and the third quarter of 2016.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2016 (1)	December 31, 2015 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$53,409	$65,734
Accounts receivable, net	9,567	10,019
Prepaid expenses and other current assets	1,211	1,474
Total current assets	64,187	77,227
Property and equipment, net	1,706	1,989
Intangible assets, net	266	1,294
Other assets	1,070	982

Total assets	$67,229	$81,492

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation (3)	$4,059	$3,547
Other accrued liabilities (3)	2,496	3,623
Short-term deferred revenue	2,759	2,184
Total current liabilities	9,314	9,354
Long-term deferred revenue	106	102
Other long-term liabilities	501	690
Total liabilities	9,921	10,146

Stockholders' equity:
Common stock	6	5
Additional paid-in-capital	267,396	265,324
Treasury stock	(5,295)	(5,167)
Accumulated other comprehensive loss	(2,329)	(2,302)
Accumulated deficit	(202,470)	(186,514)
Total stockholders' equity	57,308	71,346

Total liabilities and stockholders' equity	$67,229	$81,492

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.

Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2015.

Note 3:  Certain expenses accrued at December 31, 2015 related to employee commissions and bonuses were reclassified from "Other accrued liabilities" to "Accounts payable and accrued compensation" to conform to the presentation of those liabilities in the balance sheet for the year ended December 31, 2016.  These reclassifications have no impact on previously reported total revenue, net income (loss), net assets, or total cash flows.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016 (1)	September 30, 2016	December 31, 2015	December 31, 2016 (1)	December 31, 2015 (2)

Revenue:
Services	$13,256	$14,163	$14,418	$56,311	$72,151
Software and other	1,351	1,364	1,293	5,349	5,182
Total revenue	14,607	15,527	15,711	61,660	77,333

Cost of revenue:
Cost of services (4)	11,842	11,847	12,884	50,245	61,439
Cost of software and other (4)	109	120	127	486	536
Total cost of revenue	11,951	11,967	13,011	50,731	61,975
Gross profit	2,656	3,560	2,700	10,929	15,358
Operating expenses:

Research and development (4)	1,113	1,336	1,713	5,577	6,957
Sales and marketing (4)	1,270	1,463	2,053	6,671	8,545
General and administrative (4)	2,772	2,703	3,828	12,958	13,011
Amortization of intangible assets and other	227	267	267	1,028	1,069
Goodwill impairment	-	-	-	-	14,240
Restructuring	723	-	-	1,146	-
Total operating expenses	6,105	5,769	7,861	27,380	43,822

Loss from operations	(3,449)	(2,209)	(5,161)	(16,451)	(28,464)

Interest income and other, net	135	124	111	518	430

Loss from continuing operations, before income taxes	(3,314)	(2,085)	(5,050)	(15,933)	(28,034)

Income tax provision (benefit)	175	44	76	307	(965)

Loss from continuing operations, after income taxes	(3,489)	(2,129)	(5,126)	(16,240)	(27,069)

Income (loss) from discontinued operations, net of income taxes	-	-	(4)	284	28

Net loss	$(3,489)	$(2,129)	$(5,130)	$(15,956)	$(27,041)

Loss from continuing operations, after income taxes (5)
Basic	$(0.19)	$(0.12)	$(0.28)	$(0.88)	$(1.49)
Diluted	$(0.19)	$(0.12)	$(0.28)	$(0.88)	$(1.49)

Income (loss) from discontinued operations, net of income taxes (5)
Basic	$(0.00)	$(0.00)	$(0.00)	$0.02	$0.00
Diluted	$(0.00)	$(0.00)	$(0.00)	$0.02	$0.00

Shares used in computing per share amounts: (5)
Basic	18,514	18,445	18,264	18,409	18,182
Diluted	18,514	18,445	18,264	18,409	18,182

Note 4: Includes stock-based compensation expense as follows:

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cost of revenue:
Cost of services	$38	$43	$47	$172	$234
Cost of software and other	1	1	2	5	10
Operating expenses:
Research and development	54	156	147	400	589
Sales and marketing	51	79	106	172	381
General and administrative	67	382	384	1,238	1,700
Total	$211	$661	$686	$1,987	$2,914

Note 5:  On January 20, 2017, the Company implemented a 1-for-3 reverse stock split.   All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP cost of revenue	$11,951	$11,967	$13,011	$50,731	$61,975
Stock-based compensation expense (Cost of revenue portion only)	(39)	(44)	(49)	(177)	(244)
Non-GAAP cost of revenue	$11,912	$11,923	$12,962	$50,554	$61,731

GAAP operating expenses	$6,105	$5,769	$7,861	$27,380	$43,822
Stock-based compensation expense (Excl. cost of revenue portion)	(172)	(617)	(637)	(1,810)	(2,670)
Amortization of intangible assets and other	(227)	(267)	(267)	(1,028)	(1,069)
Restructuring and impairment charges	(723)	-	-	(1,146)	(14,240)
Non-GAAP operating expenses	$4,983	$4,885	$6,957	$23,396	$25,843

GAAP income tax provision (benefit)	$175	$44	$76	$307	$(965)
Tax expense associated with acquired goodwill	-	-	-	-	1,204
Non-GAAP income tax provision	$175	$44	$76	$307	$239

GAAP loss from continuing operations, after income taxes	$(3,489)	$(2,129)	$(5,126)	$(16,240)	$(27,069)
Stock-based compensation expense	211	661	686	1,987	2,914
Amortization of intangible assets and other	227	267	267	1,028	1,069
Tax expense associated with acquired goodwill	-	-	-	-	(1,204)
Restructuring and impairment charges	723	-	-	1,146	14,240
Total impact of Non-GAAP exclusions	1,161	928	953	4,161	17,019
Non-GAAP income (loss) from continuing operations, after income taxes	$(2,328)	$(1,201)	$(4,173)	$(12,079)	$(10,050)

Loss from continuing operations, after income taxes (5)
Basic - GAAP	$(0.19)	$(0.12)	$(0.28)	$(0.88)	$(1.49)
Basic - Non-GAAP	$(0.13)	$(0.07)	$(0.23)	$(0.66)	$(0.55)

Diluted - GAAP	$(0.19)	$(0.12)	$(0.28)	$(0.88)	$(1.49)
Diluted - Non-GAAP	$(0.13)	$(0.07)	$(0.23)	$(0.66)	$(0.55)
Shares used in computing per share amounts (GAAP) (5)
Basic	18,514	18,445	18,264	18,409	18,182
Diluted	18,514	18,445	18,264	18,409	18,182
Shares used in computing per share amounts (Non-GAAP) (5)
Basic	18,514	18,445	18,264	18,409	18,182
Diluted	18,514	18,445	18,264	18,409	18,182

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges and tax expense (benefit) associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2016 amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact:
Jacob Moelter
Investor Relations, Support.com
+1.650.556.8595
jacob.moelter@support.com